EXHIBIT 10.20

CONSULTING AND REPRESENTATION AGREEMENT

BETWEEN

WHIZBIZ, LLC

AND

LOCATION BASED TECHNOLOGIES INC.

This AGREEMENT made by and between J. Emilio Gayoso dba WhizBiz LLC (hereinafter referred to as “WhizBiz”), with its principal office located at: 12 Meridian, Dove Canyon CA 92679 and Location Based Technologies Inc (a Nevada corporation and hereinafter referred to as “Company”), with its principal office located at 4989 E. La Palma Ave., Anaheim CA 92807

WHEREAS, Company desires to retain Whizbiz, and Whizbiz desires to be retained as Company’s consultant and sales representative for the products and territories identified below, all on the terms and conditions set forth in this agreement,

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, each of the parties hereto intending to be legally bound, it is agreed as follows:

1.	DEFINITIONS

A.	“Products” shall mean the products currently manufactured and/or distributed by Company as indicated on Exhibit A of this Agreement.

B.	“Territory” shall mean defined accounts and/or classes of trade within a geographical area as set forth in Exhibit B of this Agreement.

C.	“Customer” shall mean any accounts/entities covered by Territory as set forth in Exhibit B of this agreement.

D.
“House Accounts” shall mean those accounts in the Territory for which sales are non-commissionable.  Customers designated by Company as House Accounts are listed in Exhibit D of this agreement and may be added to or modified from time to time by Company at it’s sole discretion.  In the event that an original Whizbiz customer of Company’s products is designated as a “House Account”, commissions for all such customers is payable to Whizbiz for six (6) months following the “House Account” designation.

E.
“Net Invoice Price” shall mean the total price at which an order is invoiced to the customer prior to any discount offered by Company in compensation for early payment.  Excluded from the net invoice price are all shipping and mailing costs, duties, taxes, and insurance, and related adjustments granted to the customer by Company as shown on the face of the invoice.

2.	APPOINTMENT AND AUTHORITY OF WHIZBIZ

A.
Subject to the terms and conditions of this Agreement, Company appoints Whizbiz as its exclusive selling agent for the Products to OEM/ODM, VARs, System Integrators, and Distributors (with the potential exception of BDI/Laguna and GE Thompson) in the Territory, and Whizbiz accepts the appointment and agrees to sell and promote the sale of the products.  There is a non-exclusive arrangement for direct sales of product to Resellers by Ackrich and Associates International Marketing, Inc.

B.	For sales to any Customer within the Territory, Company shall pay to Whizbiz a commission in accordance with terms outlined in Exhibit C below.

C.	Whizbiz shall neither advertise the Products outside the Territory nor solicit orders from outside the Territory without the prior written consent of Company.

D.
The relationship of Company and Whizbiz established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other, (ii) constitute the parties as partners, joint ventures, co-owners or otherwise as participant in a joint undertaking, or (iii) allow Whizbiz to create or assume any obligation on behalf of Company for any purpose whatsoever.  All financial and other obligations associated with Whizbiz’s business are the sole responsibility of Whizbiz.

3.	COMPENSATION

A.
As full payment for any and all services rendered by Whizbiz and in consideration of the effort of Whizbiz and all of the expenses incurred by Whizbiz, Company agrees to pay to Whizbiz, and Whizbiz agrees to accept, a monthly retainer fee and commissions on sales of the Products which shall be calculated as set forth in Exhibit C.

B.
The commission shall apply to all orders, subject to terms as specified in Exhibit C, from all Customers in the Territory, with the exceptions noted in 2A above, that have been accepted by Company, whether or not such orders were originally solicited by Whizbiz.

C.	In no case will any compensation paid to Company employees be deducted from commissions due Whizbiz.

D.
Monthly retainer and commissions will be paid on or before the 15th day of each month during the term of this agreement. Commissions not paid within the agreed payment terms will be subject to finance charges.  Annual Interest Rate: 18% or 1.5% per month on balance due.  Bonuses will be listed in Attachment A.

E.
Company shall have the absolute right to chargeback commissions on all shipments not paid by an authorized Customer over ninety (90) days past the invoice date, provided Company re-credits Whizbiz for the appropriate commission applied to actual partial or full payments, less fees incurred in the process of collecting the payments, subsequently received from the authorized Customer.

F.	Company reserves the right to chargeback (debit) the full amount of paid commissions on products returned by customer to Company for credit.

G.	Payment of commissions shall be in United States dollars and shall be subject to all applicable governmental regulations and rulings, including the withholding of any taxes required by law.

H.
Company shall submit to Whizbiz monthly statements of the commissions due and payable to Whizbiz under the terms of this Agreement, with reference to the specific accounts on which the commissions are being paid.  Company will submit or cause authorized two-tier distributors to submit, at No Charge to Whizbiz, an electronic report including all sales made in the previous month by named customer bill to, including separate ship to locations and zip codes.

4.	SALE OF THE PRODUCTS

A.
All sales shall be at prices and upon terms established by Company and Company shall have the right to establish, change, alter, or amend prices and other terms and conditions of sale in its sole discretion.  Whizbiz shall not accept orders in Company’s name, make price quotations or delivery promises without Company’s prior approval.

B.
All orders obtained by Whizbiz shall be subject to acceptance by Company at its principal office currently located at the address listed for Company at the beginning of this Agreement, and all quotations by Whizbiz shall contain a statement to that effect.  Whizbiz shall have no authority to make any acceptance/delivery commitments to any customers.  Company shall send copies to Whizbiz of any written acceptances on commissionable orders.

C.	Company shall have the sole right of credit approval or credit refusal for customers in all cases.

D.	Company shall render all invoices directly to the customers. Invoice payments shall be made directly to Company by customers.

E.	It is expressly understood by Whizbiz that full responsibility for all collection rests with Company.

F.	Company shall furnish Whizbiz, at no expense to Whizbiz, samples, catalogs, literature and any other material necessary for the proper promotion and sales of its products in the territory.

G.
Whenever Whizbiz, at Company’s request, takes possession of Company’s products for the purpose of delivering such products to customers or for any other purpose, the risk of loss or damage to or destruction of such products shall be borne by Company, and Company shall indemnify and hold Whizbiz harmless against any claims, debts, liabilities or causes of action resulting from any such loss, damage or destruction.

5.	PRODUCT WARRANTY AND PRODUCT AVAILABILITY

A.
Any warranty for the Products shall run directly from Company to the customer, and pursuant to the warranty the customer shall return any allegedly defective Products to Company or designated depot.  Whizbiz shall have no authority or responsibility to accept any returned Products.

B.
Under no circumstances shall Company be responsible to Whizbiz or any other party for its failure to fill accepted orders, or for its delay in filling accepted orders, when such failure or delay is due to any cause beyond Company’s reasonable control.

6.	WHIZBIZ’S RELATIONSHIP AND CONDUCT OF BUSINESS

A.
Whizbiz will conduct all of its business in its own name and in such manner as it may see fit.  Whizbiz will pay all expenses of its office, activities and domestic travel within the contiguous United States and be responsible for the acts and expenses of its employees.  It will be Company’s responsibility to provide resellers with more extensive technical training seminars, technical written support materials, and a reseller technical support hot line to explain to customer’s sales staff differences between Company products and competitive products.  Company agrees to train and educate Whizbiz’s customer service personnel to the extent of Company’s abilities.

B.
Whizbiz shall not, without Company’s prior written approval, alter, enlarge, or limit orders, make representations or guarantees concerning Company’s products or accept the return of, or make any allowance for such products.

C.
Whizbiz agrees that, during the term of this Agreement, it will not promote or offer to sell any goods which are competitive with or substantially similar to the Products listed in Exhibit A unless agreed upon beforehand, in writing, by both parties.

7.	USE OF TRADEMARKS AND TRADENAMES

A.
Whizbiz recognizes and concedes for all purposes that all trademarks, trade names, or identifying slogans affixed to Company’s products or any accompanying labels, containers, and cartons, whether or not registered, constitute the exclusive property of Company and cannot be used except in connection with promoting and selling Company products.  During the term of this agreement, Whizbiz is authorized by Company to use Company’s trademarks and logo in connection with Whizbiz’s promotion of Company products and public relations announcements, provided that Whizbiz’s use of such trademarks and logo shall be in accordance with Company’s policies from time to time communicated to Whizbiz.  Whizbiz shall have no interest in such trademarks or logo except as herein expressly provided, and Whizbiz’s use of such trademark and logo shall cease immediately upon termination or expiration of this Agreement.

8.	INDEMNIFICATIONS

A.
Company shall be solely responsible for the design, development, supply, production, and performance of its products and the protection of its tradenames.  Company agrees to indemnify and hold Whizbiz harmless against and to pay all losses, costs, damages and expenses whatsoever, including reasonable attorney fees, which Whizbiz may sustain or incur on account of infringement or alleged infringement of patents, trademarks, or tradenames, resulting from the sale of Company’s products, or arising on account of warranty claims or product liability matters.  Whizbiz will promptly deliver to Company any notices or papers served upon it in any proceeding covered by this indemnity, and Company will defend same at its expense.  Whizbiz shall, however, have the right to participate in the defense at its own expense.

B.
Whizbiz shall be solely responsible for, and shall indemnify and hold Company free and harmless from, any and all claims, damages or lawsuits (including Company’s attorney’s fees) arising out of the acts of Whizbiz, its employees or its agents.  Company will promptly deliver to Whizbiz any papers served upon it in any proceeding covered by this indemnity, and Whizbiz will defend same at its expense.  Company shall, however, have the right to participate in the defense at its own expense.

9.	TERMS OF AGREEMENT AND TERMINATION

A.
This agreement shall be effective on the day January 1, 2008, and shall continue until December 31, 2008.  It shall automatically be renewed from year to year thereafter unless terminated by either party upon ninety (60) days written notice to the other by registered or certified mail prior to the end of the initial term of this Agreement, or any renewal term.

B.
Termination for Convenience: This agreement may be terminated by either party for any reason at any time by giving the other party written notice ninety (60) days in advance.  After the first year of service, if Company terminates Whizbiz under this clause Whizbiz will be entitled to a termination settlement of three (3) month's compensation beyond the 60 day period (based on the average monthly commission of the twelve full months prior to the termination notice plus any applicable retainer fees.

C.
Termination for Cause: If either party defaults in the performance of any provision of this Agreement, then the non-defaulting party may give written notice to the defaulting party that if the default is not cured within thirty (30) days, the Agreement will be terminated.  If the default is not cured, the Agreement shall automatically terminate at the end of that period.

D.
Termination of Insolvency: This Agreement shall terminate, without notice, (a) upon the institution by or against either party for insolvency, receivership or bankruptcy proceedings, (b) upon Whizbiz making an assignment for the benefit of creditors, or (c) upon Whizbiz dissolution.

E.
Sale of company’s business: In the event Company sells or otherwise disposes of its stock or assets, or merges or reorganizes Company in a manner which affects the production or sale of the Products being promoted and sold by Whizbiz, or in the event Company changes the legal structure of its business entity, Company shall pay Whizbiz commissions for all orders booked through the end of the notice period as provided in this Agreement, regardless of whether or when shipped by Company or its successor or acquirer.

10.	RIGHTS UPON TERMINATION

Upontermination of this agreement for any reason, Whizbiz shall be entitled to:

A.
Commissions on all orders calling for shipment into Whizbiz’s territory which are dated or communicated to Company prior to the effective date of termination, regardless of when such orders are shipped.

B.	Any partial termination of territory or products will be subject to the same terms and conditions as if the entire agreement were terminated.

11.	GENERAL

This Agreement constitutes the entire understanding of the parties; shall supersede any other oral or written agreements; and shall be binding upon and inure to the benefit of the parties’ successors and assigns.  It may not be modified in any way without the written consent of both parties.  Whizbiz shall not have the right to assign this agreement in whole or in part without Company’s written consent.

12.	CHOICE OF LAWS

This Agreement shall be interpreted according to the laws of the State of California.

13.	DISPUTES AND ARBITRATION

All disputes arising under this Agreement may be brought in Circuit Court of the State of California or the Federal District Court of California as permitted by law.  These Courts shall together have non-exclusive jurisdiction over disputes under this Agreement.

Location Based Technologies Inc.	Whizbiz LLC

/s/ David M. Morse	/s/ Jommy Gayoso
David M. Morse	Jommy Gayoso
Chief Executive Officer	Managing Member
January 2, 2008	January 2, 2008

EXHIBIT A

PRODUCTS

The term “Products” as used in this Agreement shall mean the following:

The “Pocketfinder” family of products, services and derivatives

EXHIBIT B

TERRITORY

Value-Added Resellers, System Integrators, OEM/ODM Accounts and Distributors within the United States of America with the exception of those specifically excluded in paragraph 2A of this document.

EXHIBIT C

COMPENSATION

Value –Added Resellers, System Integrators, OEM/ODM and Distributors
Whizbiz shall be entitled to receive commissions equal to five (5) percent of net sales on all Products sold to Value –Added Resellers, System Integrators and Distributors in the Territory, excluding sales made to House Accounts. Commissions shall be paid when the Product is shipped and invoiced by Company.

Retainer
Company agrees to pay a baseline sales retainer of $10,000 per month for a maximum of 8 months or until average monthly commissions due Whizbiz equal or exceed $15,000 per month. The sales retainer amount is automatically due and payable on the 15th of each month during the term of this contract.  Company will provide all reasonable travel expenses until such time as commissions allow for Whizbiz to reimburse accrued travel expenses.

Bonuses
From time to time during the term of this agreement, Company may provide bonuses to Whizbiz for sales of Products to designated accounts or for achieving predetermined sales targets by class of trade.  When Whizbiz earns such bonuses, bonuses will be paid at the time of payment of usual commissions for the products sold.  See attachment A for Bonus information.

Location Based Technologies Inc.	Whizbiz LLC

/s/ David M. Morse	/s/ Jommy Gayoso
David M. Morse	Jommy Gayoso
Chief Executive Officer	Managing Member
January 2, 2008	January 2, 2008

ATTACHMENT A
Bonuses

Bonus payments as of January, 2008 shall consist of but not be limited to the following:

·
50,000 warrants upon sales of 100,000 units which must be achieved within 6 months of FCC approved devices. Warrants priced at FMV as of the date of signing this contract.  Must be exercised within 5 years of the award date.

·
An additional 50,000 warrants upon sales of a total of 250,000 units achieved within 1 year of FCC approved devices and priced at FMV of the date of signing the original contract.  Must be exercised within 5 years of the award date.

·
Additional 100,000 warrants upon sales of 1,000,000 units achieved within 2 years of FCC approved devices and priced at FMV of the date of signing the original contract.  Must be exercised within 5 years of the award date.

·	Should the company be acquired prior to the 2 years or prior to achieving 1,000,000 unit sales then the additional 100,000 warrants will be granted on at least a pro rata basis.

NOTE: FMV for LBAS as of January 2, 2008 was $4.82/share.